POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, being duly elected Directors and/or Officers of ReliaStar Life Insurance Company of New York ("RLNY"), constitute and appoint, James A. Shuchart or Kimberly J. Smith, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacities, to sign the following RLNY registration statement, and current amendment to registration statement, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and affirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof:

o ReliaStar Life Insurance Company of New York Separate Account NY-B Pre-Effective Amendment No. 1 to a Registration Statement on Form N-4/A (File Nos. 333-128409; 811-7935) for registration of Contracts offered through Separate Account NY-B.

  SIGNATURE                            TITLE                         DATE
  ---------                            -----                         ----

/s/DONALD W. BRITTON     DIRECTOR, PRESIDENT AND               DECEMBER 12, 2005
---------------------    CHIEF EXECUTIVE OFFICER
DONALD W. BRITTON

/s/BRIAN D. COMER
---------------------    DIRECTOR AND SENIOR VICE PRESIDENT    DECEMBER 13, 2005
BRIAN D. COMER

/s/R. MICHAEL CONLEY
---------------------    DIRECTOR                              DECEMBER 19, 2005
R. MICHAEL CONLEY

/s/STEVEN T. PIERSON
---------------------    SENIOR VICE PRESIDENT AND             DECEMBER 12, 2005
STEVEN T. PIERSON        CHIEF ACCOUNTING OFFICER

/s/JAMES R. GELDER
---------------------    DIRECTOR, CHAIRMAN AND                DECEMBER 12, 2005
JAMES R. GELDER          EXECUTIVE VICE PRESIDENT

/s/CAROL V. COLEMAN
---------------------    DIRECTOR                              DECEMBER 12, 2005
CAROL V. COLEMAN

/s/ROBERT P. BROWNE
---------------------    DIRECTOR                              DECEMBER 21, 2005
ROBERT P. BROWNE

/s/JAMES F. LILLE
---------------------    DIRECTOR                              DECEMBER 13, 2005
JAMES F. LILLE

/s/HOWARD L. ROSEN
---------------------    DIRECTOR                              DECEMBER 13, 2005
HOWARD L. ROSEN

/s/CURTIS W. OLSON
---------------------    DIRECTOR AND SENIOR VICE PRESIDENT    DECEMBER 12, 2005
CURTIS W. OLSON

/s/CATHERINE H. SMITH
---------------------    DIRECTOR                              DECEMBER 12, 2005
CATHERINE H. SMITH

/s/CHARLES B. UPDIKE
---------------------    DIRECTOR                              DECEMBER 12, 2005
CHARLES B. UPDIKE

/s/ROSS M. WEALE
---------------------    DIRECTOR                              DECEMBER 14, 2005
ROSS M. WEALE

/s/DAVID A. WHEAT
---------------------    DIRECTOR, EXECUTIVE VICE PRESIDENT    DECEMBER 14, 2005
DAVID A. WHEAT           AND CHIEF FINANCIAL OFFICER